         --------------------------------------------------------------







                             WARNER-LAMBERT COMPANY









                                      * * *










                        Supplemental Pension Income Plan

                         As Amended to November 28, 1995

                             WARNER-LAMBERT COMPANY

                        SUPPLEMENTAL PENSION INCOME PLAN


                                    ARTICLE I

                                     Purpose

        SECTION 1.1. There is hereby established a Supplemental Pension Income Plan in order to attract and hold officers and key employees in senior managerial and other important positions with the Company and its Affiliates by providing such executives compensation in the form of supplemental pension and retirement income in amounts reasonably related to their compensation and the length of their service with the Company.

                                   ARTICLE II

                                   Definitions

        SECTION 2.1. Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meanings set forth below:

               Affiliate: any person directly or indirectly controlling, controlled by, or under direct or indirect common control with another Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

               Average Final Compensation: the total amount of an Employee's Compensation for the three calendar years during which his Compensation was the highest of the five year period of Service ending with his Retirement Date, divided by 3. The determination of any currency exchange rate shall be made as of the Retirement Date.

               Average Final Salary: the total amount of an Employee's Salary for the three calendar years during which his salary was the highest of the five year period of Service ending with his Retirement Date, divided by 3. The determination of any currency exchange rate shall be made as of the Retirement Date.

               Basic Pension Income: the amount of annual pension benefits determined in accordance with Article V hereof.

               Board of Directors: the Board of Directors of the Company or the Executive Committee thereof.

               Committee: the Committee authorized to administer the Plan pursuant to Article IX hereof.

               Company: Warner-Lambert Company, its predecessors, or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

               Compensation: An Employee's Salary during the calendar year plus the amount, if any, allocated to the Employee as additional incentive compensation with respect to the preceding year pursuant to Section 3.4 of the Warner- Lambert Company Incentive Compensation Plan, not including any amount allocated subject to restrictions dependent upon future per share earnings of the Company.

               Early Retirement Date: the first day of the calendar month coincident with or next following any date, prior to a Participant's Normal Retirement Date and on or after his 55th birthday, on which his employment shall terminate.

               Employee: any person in the employ of the Company or its domestic Affiliates.

               Internal Revenue Code: Internal Revenue Code of 1986, as amended.

               Normal Retirement Date: the first day of the calendar month coincident with or next following a Participant's
        65th birthday.

               Participant: a person who shall have met the require-ments for participation in the Retirement Plan as provided in Article III thereof and whose participation in the Retirement Plan shall not have terminated as provided in said Article.

               Pension Income Objective: the annual amount determined in accordance with Article IV hereof.

               Person: an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

               Plan: the Supplemental Pension Income Plan as set forth herein and as amended from time to time.

               Postponed Retirement Date: the first day of the calendar month coincident with or next following any date, subsequent to a Participant's Normal Retirement Date, on which his employment with the Company shall terminate.

               Retired Senior Executive: a person who has met the requirements of Article III or XIII, as the case may be.

               Retirement Date: an individual's Retirement Date shall be his Normal, Early or Postponed Retirement Date, whichever is coincident with or next follows his termination of Service.

               Retirement Plan: the Warner-Lambert Retirement Plan as in effect on the date hereof and as subsequently amended.

               Retirement Plan Benefit: the amount of the annual benefit that a Retired Senior Executive is eligible to receive under the Retirement Plan (determined without regard to the flat dollar benefit of Section 9 of Article VI of the Retirement Plan) and under Article VII of this Plan, determined as of and commencing on his Retirement Date or, if greater, the amount of such benefit that he would have been eligible to receive if he had begun to participate in the Retirement Plan when he first became eligible to do so and thereafter neither voluntarily ceased to make contributions to, nor elected a refund of contributions under, the Retirement Plan.

               Salary: effective January 1, 1990, an Employee's annualized basic rate of remuneration as of the first day of the calendar year for services performed for the Company or its Affiliates, excluding any bonuses or other compensation.

               Salary/Age Minimum: a number, representing the combination of Salary, expressed in $1,000 units, and age required for eligibility for a Supplemental Pension Income, which shall equal 200 on the effective date of the Plan. For each calendar year subsequent to calendar year 1975, the Salary/Age Minimum shall equal

                      (i) the Salary/Age Minimum for the preceding year; plus or minus

                      (ii) one-fourth of the percentage increase or decrease in
               the Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers: U.S. City Average, All Items, 1967=100, for such preceding year multiplied by the difference between such preceding year's Salary/Age Minimum and 65.

               Service: a period of service with the Company or its Affiliates determined in accordance with service rules applicable to the Retirement Plan in effect at the time when the determination shall be made.

               Spouse's Supplemental Pension Income: the annual amount of benefits to be paid to a Surviving Spouse under
        Article VI hereof.

               Supplemental Pension Income: the annual amount of benefits to be paid to a Retired Senior Executive under
        Article VI hereof.

               Supplemental Retirement Plan Income: the benefits to be paid to a Participant (or his spouse, contingent annuitant or other person) under Article VII hereof.

               Surviving Spouse: the person to whom an Employee or Retired Senior Executive was married on the date of his death if the marriage occurred (a) on or before the date on which the Retired Senior Executive's retirement income shall have commenced or (b) at least one year prior to the death of the Employee who dies prior to commencing receipt of benefits.

                                   ARTICLE III

                   Eligibility for Supplemental Pension Income

        SECTION 3.1. An Employee shall be eligible to receive a Supplemental Pension Income in an amount determined in accordance with Article VI hereof if he meets the following requirements as of his Early or Normal Retirement Date:

               (a) he has attained age fifty-five (55) or, for executives hired on or after January 1, 1996, age sixty-two (62);

               (b) he has completed at least five (5) years of Service;

               (c) the sum of his Average Final Salary divided by $1,000 plus his age in years equals or exceeds the Salary/Age Minimum;

               (d)  he is not entitled to receive Equity Annuity
        Retirement Income pursuant to Article VII of the Retirement Plan;

               (e)  he is at salary grade 17 or higher; and

               (f) if his employment with the Company terminates on an Early Retirement Date prior to age 62, the Committee has approved his eligibility.

        SECTION 3.2. The Committee, acting within its discretion, may designate an Employee who meets all of the requirements of

Section 3.1 hereof as of his Early or Normal  Retirement  Date except (c) and/or
(e) as being eligible to receive a Supplemental Pension Income provided:

               (a) with respect to Section 3.1(c), the sum referred to therein equals or exceeds 90% of the Salary/Age Minimum as of his Early or Normal Retirement Date; and

               (b) with respect to Section 3.1(e), the Employee was at salary grade 17 or higher during at least 24 months of the five year period of Service ending with his Early or Normal Retirement Date.

        SECTION 3.3. For the purposes of Section 3.1 and Section 3.2, an Employee whose Service is terminated by his death shall be deemed to have retired immediately prior to the date of his death. If he would have qualified as a Retired Senior Executive at that time, his Surviving Spouse, if any, shall be eligible for a Spouse's Supplemental Pension Income in accordance with
Section 6.2.

                                   ARTICLE IV

                            Pension Income Objective

        SECTION 4.1. For each Retired Senior Executive whose employment terminates on a Normal or Postponed Retirement Date, his Pension Income Objective shall be:

               (a)  Executives Hired Before January 1, 1996:

                      (i) 3.36% for each year of his Service after he attains age 45, up to 10 years; plus

                      (ii) 2.24% for each year of his Service after he attains age 45, in excess of 10 and up to 20 years times his Average Final Compensation. No period of Service after Normal Retirement Date shall be taken into account in determining a Pension Income Objective, except as otherwise required by law.

               A person is considered to have attained age 45 on the first day on the month coincident with or next following his 45th birthday.

               (b)  Executives Hired On Or After January 1, 1996

                      The Pension Income Objective shall be determined in accordance with the schedule attached hereto as Appendix I.

        SECTION 4.2. For each Retired Senior Executive hired before January 1, 1996 whose employment with the Company terminates on an Early Retirement Date, a Pension Income Objective shall be calculated in the amount provided in Section
4.1 hereof, reduced by the amount obtained by multiplying the sum of:

               (i) 6% for each year, if any, between the date payments commence under this Plan and his 60th birthday; plus

               (ii) 3% for each year, if any, between the later of the date payments commence under this Plan or his 60th birthday and his 62nd birthday.

        SECTION 4.3. Periods of Service of less than a year shall be included in the calculations required by this Article IV as the number of months in such period divided by 12. Credit shall be given for each month through the first of the month coincident with or next following the completion of such period.

                                    ARTICLE V

                              Basic Pension Income

        SECTION 5.1. For each Retired Senior Executive there shall be computed a Basic Pension Income as of his Retirement Date. The Basic Pension Income shall equal the sum of the amounts of annual pension benefit determined in accordance with Section 5.2 or Section 5.3, whichever is applicable.

        SECTION 5.2. The Basic Pension Income for each Retired Senior Executive whose employment with the Company terminates on a Normal or Postponed Retirement Date shall be the sum of the following amounts determined as of his Normal Retirement Date and converted as hereinafter described:

               (a) his Retirement Plan Benefit;

               (b) the amount of any pension benefit that he is eligible to receive or has previously received under a pension plan maintained by any Affiliate of the Company or any other company;

               (c) for executives hired on or after January 1, 1996, the pension equivalent of the amount of the company provided benefit that he is eligible to receive or has previously received under a defined contribution plan maintained by any Affiliate of the Company or any other company if such plan is the primary retirement income plan of such company;

               (d) the amount of any annual pension benefit that he is eligible to receive or has previously received under the Social Security Act or would be eligible to receive if he were to realize no net earnings from self-employment and no wages for services rendered after his Retirement Date;

               (e) the amount of any pension, retirement income, severance or termination pay (or similar benefit) that he is eligible to receive or has previously received which is required under the law of any country other than the United States of America or under the law of any territory or possession of the United States of America; and

               (f) the amount of any other pension benefit that he is eligible to receive or has previously received under any other pension plan, contract or program, including a pension plan established by the Retired Senior Executive with respect to periods of self-employment.

        Amounts of Basic Pension Income shall be determined before any reduction which may have resulted from an election by the Retired Senior Executive to receive a lump-sum benefit in lieu of a pension benefit, whether or not related to his own contributions. The amount of any annual pension benefit payments which commence prior or subsequent to Normal Retirement Date shall be determined as if the payment of such benefits commenced on Normal Retirement Date irrespective of the date on which the pension actually commenced. The amount of any annual pension (not including Section 5.2(d) amounts) determined at Normal Retirement Date other than on the basis of a single life annuity for a Retired Senior Executive who is not married or on a 50% joint and survivor basis for a Retired Senior Executive who is married shall be converted actuarially to a pension payable on such basis, respectively, using the actuarial assumptions specified in Section 7 of Appendix B of the Retirement Plan.

        Any amount of Basic Pension Income which is payable from a plan under which the normal form of benefit is not a pension benefit shall be converted using the actuarial assumptions specified in Section 7 of Appendix B of the Retirement Plan to a pension payable at age 65 on the basis of a single life annuity for a Participant who is not married or on a 50% joint and survivor basis for a Participant who is married. The conversion shall be based upon the age of the person and value of such benefit when the executive terminated employment with the company maintaining such plan.

        For purposes of this Article V, the marital status of a Retired Senior Executive shall be determined at the Retirement Date and the actual date of birth of the current spouse will be used.

        The determination of any currency exchange rate for any amount of Basic Pension Income payable in other than U.S.

dollars shall be made at the last day of the second month preceding the Retirement Date. If the exchange rate on such date is not representative of the exchange rate in effect over a representative period, then the Company may select an average exchange rate in effect over a representative period of time.

        SECTION 5.3. The Basic Pension Income for a Retired Senior Executive who terminates employment on an Early Retirement Date shall be the sum of the amounts of annual pension benefits listed in Section 5.2 hereof, determined as if the payment of such benefits commenced on the Retired Senior Executive's Normal Retirement Date. Each component of Basic Pension Income shall be actuarially reduced (based upon the factors of the plan under which the benefit is being provided or, if such factors are not available or applicable, under the factors applicable to the Retirement Plan in effect on the Retirement Date) to the later of the Early Retirement Date or the earliest date such pension benefits are actually available. In the event that the payment of any annual pension benefit listed in Section 5.2 hereof shall first become available on a date following the Early Retirement Date of such Retired Senior Executive, the amount of such annual pension benefit shall be included in the Basic Pension Income of such Retired Senior Executive only from and after the first date on which the benefit is available. As applied to Social Security benefits, the preceding sentence shall be applied to a Retired Senior Executive (1) whose Retirement Date is prior to age 62 by estimating the amount of Social Security benefits that will be available at age 62 based upon the law in effect at the Retirement Date, with such amount being included in the Basic Pension Income of such Retired Senior Executive commencing at age 62, and (2) whose Retirement Date is at or after age 62 by including the amount of Social Security benefits available at the Retirement Date based on the law in effect at such Retirement Date in the Basic Pension Income of the Retired Senior Executive commencing at the Retirement Date.

        SECTION 5.4. Notwithstanding the foregoing, payments to or other amounts realized by the Retired Senior Executive pursuant to a deferred compensation agreement, a profit sharing plan (except as provided in Section 5.2(c) hereof), a stock option or alternate stock plan or any other incentive compensation plan or agreement shall not be included in computing his Basic Pension Income.

                                   ARTICLE VI

                           Supplemental Pension Income

        SECTION 6.1. There shall be paid to each Retired Senior Executive who commences payment of benefits hereunder, a Supplemental Pension Income which shall be an annual amount equal to the excess, if any, of his Pension Income Objective computed in accordance with Article IV hereof over his Basic Pension Income computed in accordance with Article V hereof, except as provided in Section 6.2.

        SECTION 6.2. With respect to executives hired by the Company on or after January 1, 1996, the Pension Income Objective based upon service (as provided in
Section 4.1(b)) shall be reduced by another employer's benefit in accordance with Section 5.2(b) only to the extent that total annual pension income from all sources (including this Plan) exceeds the maximum objective set forth in Appendix I for the age at which the executive terminates employment with the Company.

        SECTION 6.3. If a Retired Senior Executive shall die survived by a Surviving Spouse, such Surviving Spouse shall be paid a Spouse's Supplemental Pension Income which shall be an amount equal to one-half of the amount of the Supplemental Pension Income which otherwise would have been payable to the Retired Senior Executive.

                                   ARTICLE VII

                        Supplemental Retirement Plan Income

        SECTION 7.1. There shall be paid to each Participant (or his spouse, contingent annuitant or other person), in accordance with Section 7.2 hereof, a Supplemental Retirement Plan Income which shall be the additional amount which would have been payable to him or her from the Retirement Plan if the limitations of the Internal Revenue Code were not applicable. For this purpose, the limitations of the Internal Revenue Code include, but are not limited to, Sections 415, 401(a)(17) and 401(a)(4), and therefore, this Section 7.1 shall include, but not be limited to, the additional amount that would be payable to him or her if Compensation as defined in the Retirement Plan was to include deferred annual bonuses (but not long term bonuses) and Compensation in excess of $150,000 (as adjusted)).

        SECTION 7.2. Payment of Supplemental Retirement Plan Income to a Participant or to his spouse, contingent annuitant or other person shall be governed by the provisions of the Retirement Plan in all respects (including payment commencement date), except that any amounts otherwise payable as Equity Annuity Retirement Income as referred to in Article VII of the Retirement Plan shall be payable hereunder as Dollar Annuity Retirement Income as referred to in
Article VI of the Retirement Plan.

                                ARTICLE VIII

                               Absence of Funding

        SECTION 8.1. The sole obligation of the Company hereunder to a Retired Senior Executive, Surviving Spouse, Participant, or any other person claiming through or under any such individual, is a contractual obligation to make payments in accordance with the terms hereof. No amount of cash or other property shall be set aside as a separate trust for the payment of any Supplemental Pension Income or Supplemental Retirement Plan Income under the Plan, except that the Company may, in its sole discretion, establish a trust for the purpose of paying benefits under the Plan, the assets of which shall remain subject to the claims of the general creditors of the Company in the event of the Company's bankruptcy or insolvency, in accordance with the provisions of any such trust. Any amounts payable under the Plan shall be paid by the Company directly only out of the general assets of the Company, or shall be paid from such a trust.

        SECTION 8.2. No Retired Senior Executive or other Employee shall acquire, or otherwise be vested with, any rights under Article VI of the Plan prior to his Retirement Date.


        SECTION 8.3. Participation in the Plan shall not confer upon any Employee the right to remain in the employ of the Company or its Affiliates, and the right and power of the Company or its Affiliates to dismiss or discharge any Employee is specifically reserved.

                                   ARTICLE IX

                                 Administration

        SECTION 9.1. The Plan shall be administered by a Committee of not less than three members to be appointed by the Board of Directors from among its own members, none of whom shall be Employees. The membership of the Committee may be reduced, changed or increased from time to time in the absolute discretion of the Board of Directors. The Committee shall select a Chairman from among its members and designate any person as Secretary, who need not be a member of the Committee and who may be an Employee. The Secretary shall keep all records of meetings of the Committee and of any actions taken by the Committee. A majority of the Committee shall constitute a quorum and the decision of a majority of the members of the Committee present at any meeting at which a quorum is present, expressed from time to time by a vote at a meeting (including a meeting held by telephone conference call or in which one or more members of the Committee participate by telephone), or the decision of a majority of the members expressed in writing without a meeting, shall govern and control the exercise of the authority of the Committee.

        SECTION 9.2. The Committee shall have full discretionary power to construe and interpret the Plan, to determine any and all questions arising under the Plan, including the right to remedy possible ambiguities, inconsistencies and omissions, and to establish and amend rules and regulations for its administration. All such determinations, constructions, interpretations, rules and regulations made pursuant to this Section 9.2 shall be conclusive and binding upon all Employees and on all persons claiming under or through any Employee.

        SECTION 9.3. The Committee shall determine, within its discretion, the actuarial methods and assumptions to be used in determining any amount payable under the Plan. The Committee may rely on the advice of such independent actuaries or other persons as it may deem proper in making such determination.

        SECTION 9.4. No member of the Board of Directors or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent or employee or by any investment advisor or financial institution appointed by any such person; nor, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

        SECTION 9.5. The Committee may require, as a condition to the payment of any amounts under this Plan, that a Retired Senior Executive or Surviving Spouse disclose such information as the Committee shall deem necessary to determine the Basic Pension Income of such Retired Senior Executive. All such information shall be held in confidence by the Committee. In the event that the Committee shall determine that all such necessary information shall not have been provided, it shall redetermine the Basic Pension Income and the amount of the Supplemental Pension Income to be paid thereafter, and it may, on a finding of an intentional omission or misrepresentation by a Retired Senior Executive or Surviving Spouse, reduce subsequent payments by the amount of any such prior payments in excess of amounts actually due or terminate payments under the Plan to such Retired Senior Executive or Surviving Spouse.

                                    ARTICLE X

                Manner of Payment of Supplemental Pension Income

        SECTION 10.1. An amount equal to one-twelfth of the Supplemental Pension Income shall be paid to a Retired Senior Executive commencing on the date payments begin from the Retirement Plan and on the first day of each calendar month thereafter, but not after the first day of the calendar month in which the Retired Senior Executive shall die.

        SECTION 10.2. An amount equal to one-twelfth of the

Spouse's Supplemental Pension Income provided in accordance with Section 6.2 hereof shall be paid to a Surviving Spouse on the first day of the calendar month next following the month in which the Retired Senior Executive shall die, and on the first day of each calendar month thereafter, but not after the first day of the month in which the Surviving Spouse shall die.

                                   ARTICLE XI

                                  Miscellaneous

        SECTION 11.1. Neither the establishment of this Plan, nor any modification thereof, nor the payment of any benefits, shall be construed as giving to any Employee, Participant, Retired Senior Executive, Surviving Spouse or other person any legal or equitable right against the Company, or any officer or employee thereof, except as herein provided. Under no circumstances shall the terms of employment of any Employee, Participant, Retired Senior Executive or any other person be modified or in any way affected thereby.

        SECTION 11.2. No benefit payable under the Plan shall, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        SECTION 11.3. If any person entitled to a benefit hereunder shall be adjudicated a bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit, then such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his spouse, children or other dependents, or any of them, or other beneficiary, in such manner and in such proportion as the Committee shall determine.

        SECTION 11.4. If, for any reason, the Committee shall determine that it is not desirable because of the incapacity of the person who shall be entitled to receive any payments hereunder, to make such payments directly to such person, the Committee may apply such payment for the benefit of such person in any way that the Committee shall deem advisable or may make any such payment to any third person who, in the judgment of the Committee, will apply such payment for the benefit of the person entitled thereto. In the event of such payment the Company and the Committee shall be discharged from all further liability for such payment.

        SECTION 11.5. Each Retired Senior Executive shall, after his Retirement Date, make himself available for such consultative and advisory services as the Company may reasonably request, taking fairly into consideration the age, health, residence, and individual circumstances of the Retired Senior Executive and the total amount of his Supplemental Pension Income. If such Retired Senior Executive shall unreasonably refuse to render such services, the Company's obligation to make further payments under the Plan shall forthwith terminate.

        SECTION 11.6. This Plan shall be governed by the law of the State of New Jersey (regardless of the law that might otherwise govern under applicable New Jersey principles of conflicts of laws).

        SECTION 11.7. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        SECTION 11.8. No loan shall be made by the Company to any person of any amount of his benefit hereunder or of any amount the security for which is his benefit hereunder.

        SECTION 11.9. Any benefit hereunder which is unclaimed, including outstanding checks, may, as determined by the Committee, be forfeited.

                                   ARTICLE XII

                          Amendment and Effective Date

        SECTION 12.1. The Board of Directors shall have the right at any time or from time to time to modify, amend or terminate the Plan in whole or in part; provided, however, that no such modification, amendment or termination shall reduce the amount of any benefits payable under the Plan on the date thereof; and further provided, that following a Change in Control of the Company (as defined in Section 13.2 hereof), no modification or amendment shall be made, directly or indirectly, to the provisions of Article XIII hereof without the consent of 90% of the individuals described therein.

        SECTION 12.2. Notwithstanding anything in Section 12.1 to the contrary, the Committee may adopt any amendment to the Plan which (a)(i) does not increase Plan liabilities by an amount in excess of five million dollars ($5,000,000) and does not increase Plan expense by an amount in excess of five hundred thousand dollars ($500,000) or (ii) is required by an applicable law, regulation or ruling, (b) can be undertaken by the Board of Directors under the terms of the Plan, (c) does not involve a termination or suspension of the Plan, and (d) does not affect the limitations contained in this sentence and does not affect the composition or compensation of the Committee.

        SECTION 12.3. This document restates the Plan in its entirety, as adopted by the Board of Directors, effective January 1, 1975, and as amended by all amendments to the Plan since that date. In the case of Employees who terminate employment with the Company after January 1, 1980, the determination of Salary and Compensation for all years shall be in accordance with the terms of the Plan as then in effect.

        SECTION 12.4 Subject to the restriction of Section 12.2 or action by the Board of Directors or the Committee to the contrary, this Plan shall be deemed amended or modified at the time of amendment or modification of the Retirement Plan to the extent necessary to (i) provide consistency in the provisions of this Plan and the Retirement Plan with respect to definitions and their related operational provisions, and (ii) maintain the relationship between the benefits provided by this Plan and the Retirement Plan. Amendments or modifications to the Plan made pursuant to this section shall be effective as of the effective date of the related amendment or modification to the Retirement Plan unless the Board of Directors or Committee declare otherwise.

        SECTION 12.5. All actions, including Plan amendments, which are undertaken by the Board of Directors or the Committee shall be authorized by a duly adopted resolution approved by the respective body.

                                  ARTICLE XIII

                            Effect of Certain Events

        SECTION 13.1. Notwithstanding anything to the contrary contained in this Plan, the provisions set forth in this Section shall apply following a Change in Control of the Company (as defined in Section 13.2 hereof):

               (a) an Employee shall be eligible to receive a Supplemental Pension Income in an amount determined in accordance with Article VI hereof if he was at salary grade 17 or higher prior to such Change in Control of the Company and an "Activation Event" (as defined in the Executive Severance Plan) shall have occurred with respect to such Employee;

               (b) the provisions of Sections 9.5 and 11.5 shall no longer apply; and

               (c) as soon as practicable after an Employee has satisfied the requirements set forth in (a) above (whether or not such Employee has terminated his Service), or with respect to a Retired Senior Executive, as soon as practicable upon such Change in Control of the Company, the Company shall furnish to such Employee or Retired Senior Executive (or, if applicable, his Surviving Spouse) a letter which acknowledges the right of such Employee or Retired Senior Executive (or Surviving Spouse) to receive, and the obligation of the Company to provide, benefits in accordance with the provisions of this Plan. The Company shall furnish a similar letter to each Participant (or his spouse, contingent annuitant or other person) who is receiving or is entitled to receive Supplemental Retirement Plan Income pursuant to Article VII hereof. The aforementioned letters shall constitute an enforceable contract with the Company.

        SECTION 13.2. For purposes hereof, a "Change in Control of the Company" shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation, or (iii) the composition of the Board of Directors of Warner-Lambert Company (for purposes of this paragraph, the "Board") at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause (iii), "Continuity Directors" means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four (24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period.

        SECTION 13.3. To the extent that implementation of the Warner-Lambert Enhanced Severance Plan and the Warner-Lambert Executive Severance Plan requires the accrual of amounts hereunder, this Plan is hereby amended to include such amounts as Supplemental Retirement Plan Income under Article VII hereof.

                                   ARTICLE XIV

                                Lump Sum Payment

        SECTION 14.1. Notwithstanding any other provisions hereof, in the event that (x) an Employee receives a lump sum payment from the Retirement Plan in lieu of all other benefits under such plan or (y) the benefit under this Plan which is payable to the Employee is less than $50 per month at normal retirement age or at any earlier date in which benefits are payable hereunder (regardless of the amount payable to such employee from the Retirement Plan), then the Employee shall receive a lump sum payment of the benefit which is payable from this Plan with the amount thereof determined in accordance with Section 6 of Appendix B of the Retirement Plan.


                                               WARNER-LAMBERT COMPANY

                                                                      APPENDIX I


                           PENSION INCOME OBJECTIVES
               (FOR EXECUTIVES HIRED ON OR AFTER JANUARY 1, 1996)

PENSION INCOME OBJECTIVE BASED ON SERVICE

AGE                                                  YEARS OF SERVICE
-------------------------------------------------------------------------------------------------------------------
        15 OR >      14        13        12        11        10         9         8         7         6         5

65       56.0%      52.4%     48.8%     45.2%     41.6%     38.0%     34.4%     30.8%     27.2%     23.6%     20.0%
64       54.4%      51.2%     47.9%     44.5%     41.0%     37.6%     34.0%     30.4%     26.8%     23.3%     19.7%
63       52.8%      50.0%     46.9%     43.8%     40.5%     37.1%     33.6%     30.0%     26.5%     22.9%     19.4%
62       51.2%      48.8%     46.0%     43.0%     39.9%     36.7%     33.1%     29.6%     26.1%     22.6%     19.0%



MAXIMUM ATTAINABLE PENSION INCOME OBJECTIVE BY RETIREMENT AGE

  RETIREMENT AGE               MAXIMUM OBJECTIVE
      65                                56.0%
      64                                54.4%
      63                                52.8%
      62                                51.2%